EXHIBIT 24.1

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints SEIFI GHASEMI, M. SCOTT CROCCO and SEAN D. MAJOR, and each of them acting severally, as such person’s true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign one or more Registration Statements on Form S-8 and any and all post-effective amendments thereto, which may be required in connection with (i) the registration of the issuance of common stock under any employee benefit or compensation plan, (ii) the registration of the issuance of interests under any employee benefit or compensation plan maintained by the Company or (iii) any fundamental change in the information contained in such Registration Statements, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and does hereby grant unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Power of Attorney has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Seifi Ghasemi Seifi Ghasemi	Director, Chairman of the Board President and Chief Executive Officer (Principal Executive Officer)	February 4, 2021

/s/ Susan K. Carter Susan K. Carter	Director	February 4, 2021

/s/ Charles I. Cogut Charles I. Cogut	Director	February 4, 2021

/s/ Lisa A. Davis Lisa A. Davis	Director	February 4, 2021

/s/ Chadwick C. Deaton Chadwick C. Deaton	Director	February 4, 2021

/s/ David H. Y. Ho David H. Y. Ho	Director	February 4, 2021

/s/ Edward L. Monser Edward L. Monser	Director	February 4, 2021

/s/ Matthew H. Paull Matthew H. Paull	Director	February 4, 2021